UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2014

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54438	26-3024783
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1401 17th Street, Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 203.                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 9, 2014 we amended our January 10, 2014 Agreement (as amended) with the holders of our two senior unsecured promissory notes extending the date by which we may repay the notes by issuance of a number of shares of our common stock with an aggregate value of 17% of all amounts owing under the notes (including accrued interest) to May 16, 2014.

Item 8.01                                           Other Events.

We have no cash available for general corporate purposes. Our lack of cash could lead to the departure of key employees and the unavailability of key venders. We have a $15.0 million payment due to The Karlsson Group on or before May 16, 2014.

We have postponed our previously announced equity offering for up to $25 million pending completion of our audited financial statements for the year ended March 31, 2014.  The financial statements currently available for a registration statement go “stale” on May 16, 2014, preventing us from completing a public offering at this time.

Our board and management are exploring alternative financing arrangements and are in discussions with representatives of The Karlsson Group to modify our loan agreements with it.  No assurance can be given that such financing or modifications will be forthcoming, in which case we may decide to file bankruptcy.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
10.1	Third Amendment to Senior Unsecured Debt Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

Date: May 13, 2014	By:	/s/ Gregory M. Dangler
Gregory M. Dangler
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Identification of Exhibits
10.1	Third Amendment to Senior Unsecured Debt Agreement